Exhibit 10.8





                      LETTER OF CREDIT DRAWDOWN AGREEMENT



                                     Among

                 The Chukchansi Economic Development Authority

                 The Picayune Rancheria of Chukchansi Indians
           (solely with respect to its obligations under Section 16)

       Credit Provider Group, LLC, a Delaware limited liability company

                                      and

                         U.S. Bank, N.A., as Trustee,

                                  dated as of

                                October 8, 2002


                                         TABLE OF CONTENTS
                                                                                                  Page


1.         Definitions...............................................................................2

           1.1       Defined Terms...................................................................2
           1.2       Index of Additional Defined Terms...............................................4
           1.3       Interpretation..................................................................5

2.         Note Payment Draws........................................................................5

           2.1       Procedures for Note Payment Draws...............................................5
           2.2       Crediting of Note Payment Draw Amounts..........................................7
           2.3       Application of Proceeds; Deposit of Interest Draw Amounts.......................7

3.         Completion Draws..........................................................................8

           3.1       Procedures for Completion Draws.................................................8
           3.2       Crediting of Completion Draw Amounts............................................8

4.         Collateral Draws..........................................................................9

           4.1       Procedures for Collateral Draws.................................................9
           4.2       Crediting of Collateral Draw Amounts............................................9

5.         Repayment................................................................................10

           5.1       Conditions to Repayment by Authority to L/C Provider...........................10
           5.2       Subordination..................................................................10

6.         Certain Agreements of the Parties........................................................10

           6.1       Provision of Letter of Credit..................................................10
           6.2       Payment of Commitment Fee......................................................10
           6.3       Acknowledgement................................................................11
           6.4       Collateral Assignment by Authority.............................................11
           6.5       Assignment of L/C Provider Rights..............................................11
           6.6       Acknowledgment of Pledge of Agreement..........................................11

7.         Alteration of Obligations................................................................12

8.         Obligations Absolute; Waiver.............................................................12


9.         Bankruptcy and Related Proceedings.......................................................14

10.        Ability to Comply With This Agreement....................................................14

11.        Independent Obligations..................................................................14

12.        Notices..................................................................................14

13.        Successors and Assigns...................................................................15

14.        Further Assurances.......................................................................16

15.        Termination..............................................................................16

16.        Waiver of Sovereign Immunity, Arbitration and Non-Impairment.............................16

           16.1      Irrevocable Waiver of Sovereign Immunity.......................................16
           16.2      Designation of Applicable Courts and Jurisdictions.............................17
           16.3      Additional Waivers as to Tribal Courts.........................................17
           16.4      Agreement not to Contest.......................................................17
           16.5      Arbitration....................................................................18
           16.6      Non-Impairment.................................................................19

17.        Miscellaneous Provisions.................................................................19

           17.1      Governing Law..................................................................19
           17.2      Severability...................................................................19
           17.3      Tables of Contents, Headings, etc..............................................19
           17.4      Counterparts, Originals........................................................20
           17.5      Time...........................................................................20
           17.6      Amendments; Waivers; Consents..................................................20
           17.7      Entire Agreement...............................................................20
           17.8      Attorneys' Fees................................................................20
           17.9      Authority Authorization........................................................20

           Exhibit
           -------

           A    Form of Letter of Credit

           B    Form of L/C Note

           C-1  Form of Authority Notification Certificate

           C-2  Form of Independent Construction Consultant Certificate

           D-1  Form of Notification Certificate (18 Months) (Authority)

           D-2 Form of Notification Certificate (18 Months) (Independent Construction Consultant)

           D-3  Form of Notification Certificate (21 Months) (Authority)

           D-4 Form of Notification Certificate (21 Months) (Independent Construction Consultant)

                      LETTER OF CREDIT DRAWDOWN AGREEMENT

         LETTER OF CREDIT DRAWDOWN AGREEMENT (this "Agreement") dated as of October 8, 2002, by and among the Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), the Tribe (solely with respect to its obligations under Section 16), Credit Provider Group, LLC, a Delaware limited liability company ("L/C Provider") and U.S. Bank, N.A., a national banking association (in its individual capacity, "USB"), as trustee under the Indenture (defined below) and as collateral agent with respect to the collateral for the Senior Notes (defined below) (the "Trustee").

                                   RECITALS

         A. Senior Notes. Concurrently herewith, the Authority is issuing $153,000,000 aggregate principal amount of its 14 1/2% Senior Notes due 2009 (together with all notes issued in exchange or replacement therefore, the "Initial Senior Notes"), pursuant to the Indenture. In addition, the Authority may issue up to $25,000,000 aggregate principal amount of its Senior Notes (other than the Initial Senior Notes) pursuant to the Indenture in accordance with the provisions thereof (collectively with the Initial Senior Notes, the "Senior Notes").

         B. Proceeds of the Senior Notes. The Authority will use the net proceeds from the sale of the Senior Notes, together with the net proceeds from the sale of certain pay-in-kind notes issued concurrently therewith, for (among other things) the design, development, construction, equipping and operation of a casino, hotel and related amenities to be constructed and owned by the Authority (the "Facility") upon the Tribe's rancheria located near Coarsegold, California.

         C. Benefit of L/C Provider. The Manager (as defined below) has entered into certain agreements with the Authority for the purposes of facilitating the design, development, construction, equipping and management of the Facility, each of which agreements provides for payment to the Manager of certain fees representing portions of the development costs or revenues of the Facility. L/C Provider is an affiliate of the Manager and, as such, both L/C Provider and its equityholders will benefit from the issuance of the Senior Notes and the construction and operation of the Facility.

         D. Initial Letter of Credit. Concurrently with or prior to the execution of this Agreement, L/C Provider has caused HSBC Bank USA ("Initial L/C Issuer") to issue a letter of credit in the form attached hereto as Exhibit A in the amount of $15,000,000 (the "Initial Letter of Credit") in favor of the Authority and in accordance with the terms and conditions set forth herein.

         E. Material Inducement. It is a condition precedent and material inducement to the purchase of the Senior Notes by the Holders on the date hereof and from time to time thereafter that (a) each of the parties hereto shall have executed and delivered this Agreement and (b) L/C Provider shall have caused Initial L/C Issuer to issue and deliver the Initial Letter of Credit to the Authority.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Definitions.

                  1.1 Defined Terms. The terms defined in this Section 1 shall have the meanings herein specified:

         "Authority Budget" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Available Construction Funds" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Bankruptcy Law" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Business Day" has the meaning ascribed thereto in the Indenture.

         "Cash Collateral and Disbursement Agreement" has the meaning ascribed thereto in the Indenture.

         "Chukchansi Authority Ordinance" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Collateral Documents" has the meaning ascribed thereto in the Indenture.

         "Collateral Reserve Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Completion Draw Amount" means an amount equal to the lesser of (a) the applicable Drawdown Limit and (b) the difference between the Remaining Costs and the Available Construction Funds.

         "Completion Draw Event" means a determination that the Available Construction Funds are less than the Remaining Costs.

         "Construction Expenses" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Developer" means the Manager in its capacity as Developer under the Development Agreement.

         "Development Agreement" has the meaning ascribed thereto in the Indenture.

         "Drawdown Limit" means, on any date of determination, the remaining balance of the Letter of Credit on such date of determination.

         "Event of Default" has the meaning ascribed thereto in the Indenture.

         "Fixed Charge Coverage Ratio" has the meaning ascribed thereto in the Indenture.

         "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

         "Holders" means holders from time to time of the Senior Notes.

         "Indenture" means the Indenture dated as of the date hereof, among the Authority, the Tribe and the Trustee, relating to the Senior Notes.

         "Independent Construction Consultant" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Initial Operating Date" has the meaning ascribed thereto in the Indenture.

         "Intercreditor Agreement" has the meaning ascribed thereto in the Indenture.

         "Interest Payment Date" has the meaning ascribed thereto in the Senior Notes.

         "Interest Payment Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "L/C Issuer" means the Initial L/C Issuer or the issuer of any replacement Letter of Credit delivered pursuant to Section 6.1.

         "Letter of Credit" means the Initial Letter of Credit or any replacement Letter of Credit delivered pursuant to Section 6.1.

         "Manager" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Note Payment Draw Amounts" means any or all of the Interest Draw Amount, the Principal Draw Amount, the Acceleration Draw Amount and the Bankruptcy Draw Amount (each as defined herein).

         "Note Payment Draw Certificate" means a certificate in the form attached to the Letter of Credit and corresponding to Exhibit A-1 to the form of letter of credit attached hereto as Exhibit A, completed in accordance with such form with the payment instructions completed to provide for payment to the proper account under the Cash Collateral and Disbursement Agreement.

         "Operating" has the meaning ascribed thereto in the Indenture.

         "Operating Deadline" has the meaning ascribed thereto in the Indenture.

         "Permitted Replacement Manager" has the meaning ascribed thereto in the Indenture.

         "Principal Payment Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Release Condition" has the meaning ascribed thereto in the Intercreditor Agreement.

         "Remaining Costs" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Senior Note Obligations" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  1.2 Index of Additional Defined Terms. In addition, the terms listed in the left column below shall have the respective meanings assigned to such terms in the Section of this Agreement listed opposite such terms in the right column below:


                  Defined Term                                                               Section
                  ------------                                                               -------
                  AAA.........................................................................Section 16.5
                  Acceleration Draw..........................................................Section 2.1.3
                  Acceleration Draw Amount...................................................Section 2.1.3
                  Agreement...................................................................Introduction
                  Applicable Courts...........................................................Section 16.2
                  Authority...................................................................Introduction
                  Authority Assets............................................................Section 16.1
                  Authority Notification Certificate.........................................Section 3.1.1
                  Authority Repayment Obligations..............................................Section 7.3
                  Bankruptcy Draw............................................................Section 2.1.4
                  Bankruptcy Draw Amount.....................................................Section 2.1.4
                  Bankruptcy Draw Event......................................................Section 2.1.4
                  Benefited Party................................................................Section 8
                  Collateral Draw..............................................................Section 4.1
                  Collateral Draw Amount ......................................................Section 4.1
                  Collateral Draw Certificate..................................................Section 4.1
                  Collateral Draw Event........................................................Section 4.1
                  Commitment Fee...............................................................Section 6.2
                  Completion Draw............................................................Section 3.1.3
                  Completion Draw Certificate................................................Section 3.1.3
                  Facility.......................................................................Recital B
                  Holders........................................................................Recital A
                  Indenture......................................................................Recital A
                  Independent Construction Consultant Certificate............................Section 3.1.2
                  Initial Letter of Credit.......................................................Recital D
                  Initial L/C Issuer.............................................................Recital D
                  Initial Senior Notes...........................................................Recital A
                  Interest Draw..............................................................Section 2.1.1
                  Interest Draw Amount.......................................................Section 2.1.1
                  Interest Payment...........................................................Section 2.1.1
                  Interest Payment Balance...................................................Section 2.1.1
                  L/C Note.....................................................................Section 2.2
                  L/C Provider................................................................Introduction
                  Note Payment Draw Event......................................................Section 2.1
                  Obligations....................................................................Section 7
                  Obligation Documents...........................................................Section 7
                  Obligee........................................................................Section 7
                  Permitted Claims............................................................Section 16.1
                  Principal Draw.............................................................Section 2.1.2
                  Principal Draw Amount......................................................Section 2.1.2
                  Principal Payment..........................................................Section 2.1.2
                  Principal Payment Balance..................................................Section 2.1.2
                  Senior Notes...................................................................Recital A
                  Tribal Party................................................................Section 16.1
                  Tribe.......................................................................Introduction
                  Trustee.....................................................................Introduction
                  USB.........................................................................Introduction


                  1.3 Interpretation. Unless otherwise required by the context in which any term appears, the singular shall include the plural and the masculine shall include the feminine and neuter. All references to "Sections" or "Exhibits" shall be to Sections of or Exhibits to this Agreement, and references to paragraphs shall be to separate paragraphs of the section or subsection in which the reference occurs. The titles of the Sections herein have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

         2. Note Payment Draws.

                  2.1 Procedures for Note Payment Draws. The Trustee may make a draw on the Letter of Credit in support of the Authority's payment obligations with respect to the Senior Notes in each of the following circumstances (each, a "Note Payment Draw Event"):

                           2.1.1 Interest Draws. On the Business Day that is
two Business Days prior to each Interest Payment Date, if the balance on deposit in the Interest Payment Account (the "Interest Payment Balance") is less than the aggregate amount of interest payable on the Senior Notes (such aggregate amount, the "Interest Payment") on such Interest Payment Date, then the Authority shall deliver to the Trustee written notice thereof, which notice shall include a draw amount completed as the amount equal to the difference between the Interest Payment Balance and the amount of the Interest Payment (the "Interest Draw Amount"). Upon receipt of such notice, the Trustee shall execute a Note Payment Draw Certificate and shall make a draw (an "Interest Draw") under the Letter of Credit in an amount equal to the Interest Draw Amount, by delivering such Note Payment Draw Certificate to L/C Issuer (with a copy to the Authority and L/C Provider). If the Authority fails to deliver the notice as contemplated by the foregoing sentence, and the Interest Draw Amount is positive, then the Trustee shall make such Interest Draw in the amount of the Interest Draw Amount without the participation of the Authority by delivering a Note Payment Draw Certificate completed in the manner described above to L/C Issuer (with a copy to the Authority and L/C Provider).

                           2.1.2 Principal Draws. On the Business Day that is
two Business Days prior to any date on which the Authority is required pursuant to the Indenture to pay all or a portion of the principal amount at maturity of the Senior Notes (the "Principal Payment"), if the balance on deposit in the Principal Payment Account (the "Principal Payment Balance") is less than the amount of such Principal Payment, then the Authority shall deliver to the Trustee written notice thereof which notice shall include a draw amount completed as the amount equal to the difference between the Principal Payment Balance and the amount of the Principal Payment (the "Principal Draw Amount"), to the Trustee and, upon receipt of such notice, the Trustee shall execute such Note Payment Draw Certificate and shall make a draw (a "Principal Draw") under the Letter of Credit in an amount equal to the Principal Draw Amount, by delivering a Note Payment Draw Certificate to L/C Issuer (with a copy to the Authority and L/C Provider). If the Authority fails to deliver the notice as contemplated by the foregoing sentence, and the Principal Draw Amount is positive, then the Trustee shall make such Principal Draw in the amount of the Principal Draw Amount without the participation of the Authority by delivering a Note Payment Draw Certificate completed in the manner described above to L/C Issuer (with a copy to the Authority and L/C Provider).

                           2.1.3 Acceleration Draws. Within five Business Days
after any acceleration of the Senior Notes pursuant to the Indenture (an "Acceleration Draw Event"), the Authority shall deliver written notice of the draw amount completed as the amount equal to (a) the Drawdown Limit, if the amount of outstanding Senior Note Obligations equals or exceeds the Drawdown Limit, or (b) the amount of the outstanding Senior Note Obligations, if the Drawdown Limit is greater than the amount of the outstanding Senior Note Obligations (such amount described in clause (a) or (b), the "Acceleration Draw Amount") to the Trustee. Upon its receipt of such notice, the Trustee shall complete the wiring instructions therein to reference an account in the name of the Trustee for the benefit of the Holders for deposit of the Acceleration Draw Amount and execute a Note Payment Draw Certificate and shall make a draw (an "Acceleration Draw") under the Letter of Credit in an amount equal to the Acceleration Draw Amount, by delivering such Note Payment Draw Certificate to L/C Issuer (with a copy to the Authority and L/C Provider). If an Acceleration Draw Event occurs and the Authority fails to deliver the notice as contemplated by the foregoing sentence, then the Trustee shall make such Acceleration Draw in the amount of the Acceleration Draw Amount without the participation of the Authority by delivering a Note Payment Draw Certificate completed in the manner described above to L/C Issuer (with a copy to the Authority and L/C Provider).

                           2.1.4 Bankruptcy Draws. Within ten Business Days
after the occurrence of either of the following events (each a "Bankruptcy Draw Event"):

                                    (a) the Authority pursuant to or within
the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors, or

                                    (b) a court of competent jurisdiction
enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 30 consecutive days; and that (i) is for relief against the Authority in an involuntary case; (ii) appoints a custodian of the Authority, or for all or substantially all of the property of the Authority; or (iii) orders the liquidation of the Authority, the Authority shall deliver written notice thereof, to the Trustee. Upon its receipt of such notice, the Trustee shall complete a Note Payment Draw Certificate with the "Draw Amount" completed as the amount equal to the Drawdown Limit at such time (the "Bankruptcy Draw Amount") and with the wiring instructions referencing an account in the name of the Trustee for the benefit of the Holders for deposit of the Bankruptcy Draw Amount and execute such Note Payment Draw Certificate and shall make a draw (a "Bankruptcy Draw") under the Letter of Credit in an amount equal to the Bankruptcy Draw Amount by delivering such Note Payment Draw Certificate to L/C Issuer (with a copy to the Authority and L/C Provider). If a Bankruptcy Draw Event occurs and the Authority fails to deliver the notice as contemplated by the foregoing sentence, then the Trustee shall make such Bankruptcy Draw without the participation of the Authority by delivering a Note Payment Draw Certificate completed in the manner described above to L/C Issuer (with a copy to the Authority and L/C Provider).

                  2.2 Crediting of Note Payment Draw Amounts. The amount of any Note Payment Draw Amounts made pursuant to Section 2.1 shall be deemed to be loaned by L/C Provider to the Authority and shall be evidenced by a notation made on the grid attached to the note in the form of Exhibit B hereto (the "L/C Note") which shall be executed and delivered by the Authority concurrently with the execution of this Agreement. The failure to make any notation on the grid attached to the L/C Note shall not diminish the obligation of the Authority to repay such amounts due on the L/C Note. Any loan made from L/C Provider to the Authority pursuant to this Section shall be subject to the terms and conditions of the applicable L/C Note, provided that repayment of such loan shall be made only as set forth in Section 5.

                  2.3 Application of Proceeds; Deposit of Interest Draw Amounts. All Note Payment Draw Amounts (other than Interest Draw Amounts and Principal Draw Amounts) shall be delivered to the Trustee to be used to make payments on the Senior Notes or otherwise as set forth in the Indenture. Any Interest Draw Amounts received pursuant to Section 2.1.1 shall be immediately deposited into the Interest Payment Account established pursuant to the Cash Collateral and Disbursement Agreement for distribution to the Holders. Any Principal Draw Amounts received pursuant to Section 2.1.2 shall be immediately deposited into the Principal Payment Account established pursuant to the Company Cash Collateral and Disbursement Agreement for distribution to the Holders.

         3. Completion Draws.

                  3.1 Procedures for Completion Draws. Upon the occurrence of any Completion Draw Event, the Trustee shall draw on the Letter of Credit in accordance with the following procedures:

                           3.1.1 Authority Certificate. Upon discovering the
occurrence of any Completion Draw Event as reasonably determined by the Authority, in consultation with the Developer, the Authority shall provide the Trustee with a certificate in the form attached hereto as Exhibit C-1 (the "Authority Notification Certificate") and completed in accordance with such form stating that such Completion Draw Event has occurred.

                           3.1.2 Independent Construction Consultant
Certificate. Upon the occurrence of each Completion Draw Event, the Authority shall request that the Independent Construction Consultant provide the Authority, the Developer and the Trustee with a certificate in the form attached hereto as Exhibit C-2 (the "Independent Construction Consultant Certificate")and completed in accordance with such form stating that a Completion Draw Event has occurred and setting forth its determination of the Completion Draw Amount required with respect to such Completion Draw Event and the basis of its determination. The Authority shall cause the Independent Construction Consultant, to the extent it agrees that a Completion Draw Event has occurred, to deliver the Independent Construction Consultant Certificate as requested within two Business Days following the Completion Draw Event. If the Independent Construction Consultant does not so agree, the Authority shall cause the Independent Construction Consultant to notify the Trustee and the Developer of such determination.

                           3.1.3 Trustee Completion Draw Certificate.
Following the delivery of the certificates contemplated by Sections 3.1.1 and 3.1.2, the Authority shall deliver to the Trustee written notice thereof, and the Trustee shall execute a certificate in the form attached to the Letter of Credit and corresponding to Exhibit A-2 to the form of letter of credit attached hereto as Exhibit A, (the "Completion Draw Certificate") completed in accordance with the form attached to the Letter of Credit (which certificate shall attach the certificates delivered by the Authority and the Independent Construction Consultant), with payment instructions to provide for payment into the Construction Disbursement Account (as such term is defined in the Cash Collateral and Disbursement Agreement) and make a draw (a "Completion Draw") under the Letter of Credit for the Completion Draw Amount specified in the certificate delivered by the Independent Construction Consultant pursuant to Section 3.1.1 by delivering such Completion Draw Certificate to L/C Issuer (with a copy to the Developer, L/C Provider and the Authority). If a Completion Draw Event exists and the Authority fails to deliver the notice as contemplated by the foregoing sentence, then the Trustee shall make such Completion Draw in the amount of the Completion Draw Amount without the participation of the Authority by delivering a Completion Draw Certificate completed in the manner set forth above to L/C Issuer (with a copy to the Authority and L/C Provider).

                           3.2 Crediting of Completion Draw Amounts. Any
Completion Draw Amount pursuant to Section 3.1 shall be deemed loaned by L/C Provider to the Authority. The amount of each such loan, and all repayments thereunder, shall be noted by the Trustee on the grid attached to the L/C Note, provided that failure to make any such notation shall not diminish the obligation of the Authority to repay all amounts due on the L/C Note. Any loan made from L/C Provider to the Authority pursuant to this Section shall be subject to the terms and conditions of the applicable L/C Note, provided that repayment of such loan shall be made only as set forth in Section 5. Such Completion Draw Amount shall be immediately deposited into the Construction Disbursement Account established pursuant to the Cash Collateral and Disbursement Agreement.

         4. Collateral Draws.

                  4.1 Procedures for Collateral Draws. Upon the occurrence of any of the conditions specified in items (a) through (c) below (each, a "Collateral Draw Event"), the Authority shall deliver to the Trustee written notice thereof. Upon receipt thereof the Trustee shall execute a certificate in the form attached to the Letter of Credit and corresponding to Exhibit A-3 to the form of letter of credit attached hereto as Exhibit A (the "Collateral Draw Certificate"), completed in accordance with the form attached to the Letter of Credit, with payment instructions to provide for payment to the proper account under the Cash Collateral and Disbursement Agreement and make a draw (a "Collateral Draw") under the Letter of Credit for the amount (the "Collateral Draw Amount") equal to the Drawdown Limit at such time by delivering such Collateral Draw Certificate to L/C Issuer (with a copy to the Authority and L/C Provider):

                           (a) the Letter of Credit will expire within 30 days
(other than as permitted by Section 6.1) and has not been extended, replaced or renewed in accordance with Section 6.1;

                           (b) on the date that is 18 months after the
issuance of the Initial Senior Notes, the Trustee has received fewer than all of the following certificates: (i) a certificate in the form attached hereto as Exhibit D-1 from the Authority and (ii) a certificate in the form attached hereto as Exhibit D-2 from the Independent Construction Consultant; or

                           (c) on the date which is 21 months after the
issuance of the Initial Senior Notes, the Trustee has received fewer than all of the following certificates: (i) a certificate in the form attached hereto as Exhibit D-3 from the Authority and (ii) a certificate in the form attached hereto as Exhibit D-4 from the Independent Construction Consultant.

If a Collateral Draw Event occurs and the Authority fails to deliver the notice as contemplated by the foregoing sentence then the Trustee shall make such Collateral Draw without the participation of the Authority by delivering a Collateral Draw Certificate completed in the manner described above to L/C Issuer (with a copy to the Authority and L/C Provider).

                  4.2 Crediting of Collateral Draw Amounts. The amount of any Collateral Draw Amount obtained pursuant to Section 4.1 shall be deemed to be loaned by L/C Provider to the Authority and shall be evidenced by a notation made on the L/C Note in the form attached hereto as Exhibit B. Any such loan shall be subject to the terms and conditions of such L/C Note, provided that repayment of such amounts shall be made only as set forth in Section 5. Such Collateral Draw Amount shall be immediately deposited into the Collateral Reserve Account maintained by the Trustee as security for the Senior Notes. The amount of any such loan shall be noted by the Trustee on the grid attached to the L/C Note and provided that failure to make any such notation shall not diminish the obligation of the Authority to repay such amounts due on the L/C Note.

         5. Repayment.

                  5.1 Conditions to Repayment by Authority to L/C Provider. Notwithstanding anything to the contrary contained in the L/C Note, the Authority may repay amounts due under the L/C Note to L/C Provider only as set forth in the Intercreditor Agreement.

                  5.2 Subordination. The L/C Note, all payments made thereunder and all other payments made by the Authority to L/C Provider shall be subject and subordinate in all respects to this Agreement and the Intercreditor Agreement.

         6. Certain Agreements of the Parties.

                  6.1 Provision of Letter of Credit. Concurrently with the execution of this Agreement, L/C Provider shall provide to the Authority and the Trustee the Initial Letter of Credit in the form attached as Exhibit A specifying the Authority as beneficiary. L/C Provider (a) shall have the right to provide at any time a replacement Letter of Credit substantially in the form of Exhibit A hereto and meeting the other requirements set forth in this Agreement, provided that any such replacement Letter of Credit need only be for the then applicable Minimum Letter of Credit Amount (as defined below), and (b) until the Release Condition has been satisfied, shall provide such replacement Letter of Credit at least 60 days prior to any expiration or termination of the Letter of Credit then in effect (except as permitted by this Section 6.1). The determination as to whether any letter of credit is substantially in the form of Exhibit A shall be made by Trustee in its good faith discretion. Each Letter of Credit shall be provided by a federally or state chartered commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "A" or better. At such time that either this Agreement terminates or the Authority experiences a Fixed Charge Coverage Ratio of at least 2.5 to 1.0 during the same period consisting of four consecutive fiscal quarters beginning after the Initial Operating Date for the Facility has occurred, the Letter of Credit shall be cancelled and the Authority shall promptly return it to the L/C Provider. The term "Minimum Letter of Credit Amount" shall mean the difference of $15,000,000 less the aggregate amount of all previous draws under any Letter of Credit in accordance with this Agreement; provided, however, from and after the date when the Authority shall have satisfied all of the conditions precedent to the disbursement of all remaining funds in the Construction Period Accounts, as set forth in Section 4.5 of the Cash Collateral and Disbursement Agreement, the Minimum Letter of Credit Amount shall be the lesser of such difference or $10,000,000. Each replacement Letter of Credit that is delivered to Trustee shall be accompanied by (a) a copy of a transfer certificate that shall have been properly delivered to the issuer of the replacement Letter of Credit and that is in the form attached to the replacement Letter of Credit pursuant to which the replacement Letter of Credit and all rights therein shall have been transferred to the Trustee, and (b) the agreement required by clause (a) of
Section 6.3.

                  6.2 Payment of Commitment Fee. Within five Business Days after L/C Provider pays to L/C Issuer any fees or other amounts due in connection with the Letter of Credit, L/C Provider shall submit to the Authority and the Trustee on invoice for the same, along with documentation reasonably evidencing the amount of such fees or other amounts. Within five Business Days after its receipt of such invoice, the Authority shall pay L/C Provider, in cash, an amount equal to the sum of all such fees or other amounts that have not previously been reimbursed by the Authority (the "Commitment Fee"). In no event will any portion of the Commitment Fee be paid to any person that owns any interest in the Manager.

                  6.3 Acknowledgement. L/C Provider further shall cause each L/C Issuer to (a) acknowledge (in an agreement between L/C Provider and L/C Issuer relating to the Letter of Credit) that the Authority is transferring its rights under the applicable Letter of Credit to the Trustee for the benefit of the Holders and (b) execute from time to time any such acknowledgments, certificates or other documentation evidencing the consent of the L/C Issuer to such collateral assignment as the Authority or the Trustee shall reasonably request to facilitate the perfection and continuation of the Trustee's security interest in the rights of the Authority under the Letter of Credit.

                  6.4 Collateral Assignment by Authority. The Authority hereby assigns, transfers and conveys all of its rights under each Letter of Credit (including its rights as beneficiary under the Letter of Credit and its rights to receive proceeds thereof) to the Trustee, for the benefit of the Holders, as security for the performance of each of the Authority's obligations under the Indenture, the Intercreditor Agreement and the Collateral Documents. The Authority further represents and warrants that it has not previously assigned or conveyed any of such rights to any other person or entity.

                  6.5 Assignment of L/C Provider Rights. L/C Provider hereby assigns, grants and pledges, and subjects to a security interest, all of its estate, right, title and interest (whether now owned or hereafter acquired) in, to and under this Agreement, the L/C Note executed pursuant hereto and any other instrument evidencing payment obligations of the Authority to L/C Provider, to and in favor of the Trustee, for the benefit of the Holders, as security for the obligations of L/C Provider hereunder and under the Intercreditor Agreement. L/C Provider further represents and warrants that it has not previously assigned or conveyed any of such rights to any other person or entity. To further evidence the security interest of the Trustee, L/C Provider and the Authority shall each deliver, and L/C Provider shall pledge to the Trustee, the original of the L/C Note and each other instrument evidencing payment obligations of the Authority to L/C Provider immediately following execution of the same, in each case duly endorsed without recourse and accompanied by duly executed records of transfer and assignment, all in form and substance satisfactory to Trustee.

                  6.6 Acknowledgment of Pledge of Agreement. Each of the parties hereto acknowledges that L/C Provider has pledged its interest in this Agreement (and the L/C Note executed pursuant hereto) to the Trustee, for the benefit of the Holders, as security for L/C Provider's obligations under this Agreement and the Intercreditor Agreement and the Authority's obligations under the Indenture, the Intercreditor Agreement and the Collateral Documents. L/C Provider acknowledges and agrees that the Trustee and the Holders may exercise all the rights of L/C Provider under this Agreement and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to L/C Provider.

         7. Alteration of Obligations. L/C Provider and the Authority each acknowledges and agrees that none of the following shall release, impair, reduce, diminish or otherwise affect obligations under this Agreement: (a) any alteration, compromise, acceleration or extension of, or any change to the payment or performance by the Authority under any debt instrument or other financing, including without limitation the Senior Notes and the Indenture, for the development, construction, equipping or operation of the Facility (the foregoing, collectively, the "Obligations"), in each case in such manner, upon such terms and at such times as any Person (including, without limitation, the Trustee or any Holder) (each such Person, an "Obligee") deems best, and without notice to L/C Provider; (b) the release of the Authority from any or all of the Obligations by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the Obligations; (c) the release, substitution or addition of any one or more guarantors or endorsers of the Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts or Obligations; (d) the acceptance of additional or substitute security for the Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts or Obligations; or (e) the release or subordination of any security for the Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts or Obligations. No exercise (including, without limitation, foreclosure of the Facility or any portion thereof) or non-exercise of any right under any document relating to the Obligations (collectively, the "Obligation Documents") by an Obligee, no dealing by an Obligee hereunder or under any Obligation Document or any other document with L/C Provider, the Manager, the Authority or any other Person, and no change, impairment or release of all or any portion of the Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts or Obligations or suspension of any right or remedy of an Obligee against any other Person, including, without limitation, the Authority or any other such guarantor, endorser or other Person, shall in any way affect any of the obligations of L/C Provider hereunder or under any security furnished by L/C Provider or give L/C Provider any recourse against an Obligee (including, without limitation, the Trustee). If an Obligee has exculpated or hereafter exculpates the Authority or L/C Provider from liability in whole or in part, or has agreed or hereafter agrees to look solely to the Facility or any other property for the satisfaction of the Authority's Obligations (including, without limitation the Authority's obligations under the Indenture, the Intercreditor Agreement, the Senior Notes or any Collateral Document), such exculpation and agreement shall not affect the obligations of L/C Provider hereunder. L/C Provider further acknowledges that any such exculpation or agreement that has been given or that is hereafter given to the Authority with respect to the Senior Notes, the Intercreditor Agreement, the Indenture or any Collateral Document has been given or is given in reliance upon the covenants of L/C Provider contained herein.

         8. Obligations Absolute; Waiver. The obligations of L/C Provider hereunder shall be unconditional, absolute and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by and shall survive, and L/C Provider hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies except for the rights expressly provided to L/C Provider hereunder, including, without limitation, (a) any right to require any holder or recipient of the benefit of any of the Obligations (including, without limitation, the Trustee or the Holders) (each a "Benefited Party") to proceed against the Authority or any other Person or entity or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in the power of a Benefited Party before proceeding against L/C Provider; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts or Obligations; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, diligence, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action, non-action, performance or failure to perform on the part of a Benefited Party, the Authority, any endorser or creditor of the Authority or L/C Provider or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by a Benefited Party as collateral or in connection with any Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts or Obligations;
(e) any defense based upon any exercise of remedies, including without limitation, foreclosure of the Properties, or upon an election of remedies by a Benefited Party, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of L/C Provider, the right of L/C Provider to proceed against the Authority or any other person for reimbursement, or both;
(f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any duty on the part of a Benefited Party to disclose to L/C Provider any facts a Benefited Party may now or hereafter know about the Authority or any other Person, regardless of whether a Benefited Party has reason to believe that any such facts materially increase the risk beyond that which L/C Provider intends to assume, or has reason to believe that such facts are unknown to L/C Provider, or has a reasonable opportunity to communicate such facts to L/C Provider, since L/C Provider acknowledges that L/C Provider is fully responsible for being and keeping informed of the financial condition of the Authority or any other Person and of all circumstances bearing on the risk of non-payment of any Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts or Obligations; (h) any defense arising because of the election of a Benefited Party, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law; (j) except as may be expressly set forth herein, any claim or other rights which it may now or hereafter acquire against the Authority or any other Person that arises from the existence or performance of L/C Provider's obligations under this Agreement or any other Obligation Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Benefited Party against the Authority or any collateral which a Benefited Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Authority or any other Person or entity, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights; (k) any rights which it may acquire by way of contribution under this Agreement or any Obligation Document, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights; (l) any defense based on one-action laws and any other anti-deficiency protections granted to guarantors by applicable law; (m) any merger or consolidation of the Authority into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Authority to any other Person; (n) any circumstance which might constitute a defense available to, or a discharge of, the Authority, L/C Provider or a surety; (o) any lack of genuiness, validity, regularity, enforceability or value of any Completion Draw Amounts, Note Payment Draw Amounts, Collateral Draw Amounts, this Agreement or any Obligation Document; and (p) any other fact or circumstance, including, without limitation, any construction delays or any contests or claims relating to the construction of either Facility. L/C Provider acknowledges and agrees that any nonrecourse or exculpation provided for in any Obligation Document, or any other provision of an Obligation Document limiting each respective Benefited Party's recourse to specific collateral or limiting such Benefited Party's right to enforce a deficiency judgment against the Authority, shall have absolutely no application to L/C Provider's liability under this Agreement. To the extent that any Benefited Party (including, without limitation, the Trustee) collects or receives any sums or payments from the Authority or from any guarantor, endorser or other Person under any Obligation Document or realized from any security, such Benefited Party shall have the right, but not the obligation, to apply such amounts first to that portion of the Authority's indebtedness and obligations, if any, to such Benefited Party that is not covered by this Agreement, regardless of the manner in which any such payments or amounts are characterized by the Person making payment. Nothing herein shall be construed to be a waiver by L/C Provider of any defense based on the occurrence or non-occurrence of a Completion Draw Event, Note Payment Draw Event or Collateral Draw Event.

         9. Bankruptcy and Related Proceedings. The obligations of L/C Provider under this Agreement shall not be altered, limited or affected by or as a result of any action taken by the Authority in any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, or liquidation of the Authority, or by any defense which the Authority may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

         10. Ability to Comply With This Agreement. L/C Provider shall not, at any time prior to the fulfillment of all of its obligations under this Agreement, permit any other agreement to which it is a party to in any way prohibit or interfere with its ability to fulfill its obligations under this Agreement.

         11. Independent Obligations. The obligations of L/C Provider hereunder are independent of the obligations of the Authority or any other Person, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against L/C Provider, whether or not the Authority or such other Person is joined therein or a separate action or actions are brought against the Authority.

         12. Notices. Whenever any party hereto shall desire to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice shall be in writing and shall be effective only if the same is delivered by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or air courier guaranteeing overnight delivery, addressed as follows:


                     To the Manager and/or the Developer:

                               Cascade Entertainment Group, LLC
                               7915 Folsom Boulevard
                               Sacramento, California 95826-2611
                               Attention: President
                               Telephone: (916) 387-6317
                               Facsimile:  (916) 387-7458

                     To the Authority:

                               The Chukchansi Economic Development Authority 46575 Road 417
                               Coarsegold, California  93614
                               Attn:  Tribal Chairman
                               Fax:  (559) 642-4075

                     To the L/C Provider:

                               Credit Provider Group, LLC
                               7915 Folsom Boulevard
                               Sacramento, California 95826-2611
                               Attention:  President
                               Telephone: (916) 387-6317
                               Facsimile:  (916) 387-7458

                     and, in any such case, with a copy to the Trustee at:

                               U.S. Bank, N.A.
                               180 East 5th Street
                               St. Paul, MN  55101
                               Attention:  Corporate Trust Department
                               Facsimile:  (651) 244-0711

Any such notice delivered personally shall be deemed to have been received upon delivery. Any such notice sent by telegram shall be presumed to have been received by the addressee one Business Day after its acceptance for sending by an authorized carrier thereof. Any such notice sent by mail shall be presumed to have been received by the addressee three Business Days after posting in the United States mail. Any party hereto may change its address by giving each other party (including the Trustee) a written notice of the new address as herein provided. The failure of a party to deliver a copy of a notice required hereunder, if such notice was properly delivered to its primary recipient, shall not constitute a material breach of such party's obligations under this Agreement.

         13. Successors and Assigns. This Agreement shall inure to the benefit of Trustee and its successors and assigns, and shall bind each other party hereto and their respective successors and assigns; provided, however, that the Authority and L/C Provider shall each be permitted to assign its respective interest hereunder only to a Permitted Replacement Manager, any wholly owned subsidiary of such Permitted Replacement Manager or any entity that has the same beneficial ownership as such Permitted Replacement Manager. Any such assignment by Authority or L/C Provider shall be effective only upon delivery by such person to Trustee of (a) a certificate stating that such assignee satisfies all requirements under this Agreement and has assumed all of the obligations of such person hereunder and (b) any additional certificates, opinions or other documentation reasonably requested by Trustee in connection with such assignment.

         14. Further Assurances. The parties hereto agree to use their good faith efforts to cooperate with each other to give effect to the transaction contemplated hereby and agree to execute and deliver such other agreements, documents, instruments or information reasonably requested by the other party to the extent necessary to permit the other party to exercise its rights and obligations under this Agreement.

         15. Termination. This Agreement shall expire upon the later of (a) the final repayment of the Senior Note Obligations pursuant to the Indenture and (b) the final repayment by the Authority of its obligations with respect to the L/C Note. Promptly upon termination, the Authority shall return the Letter of Credit to the L/C Provider.

         16. Waiver of Sovereign Immunity, Arbitration and Non-Impairment.

                  16.1 Irrevocable Waiver of Sovereign Immunity. Each of the Authority and the Tribe (each a "Tribal Party") hereby unconditionally and irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Agreement or the Senior Notes, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and (b) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described in Section 16.2 below.

         In connection with the foregoing waiver of sovereign immunity by any Tribal Party:

                           (a) Duration. The duration of such waiver shall
commence on the date hereof and continue with respect to each Tribal Party until one year after all obligations of such Tribal Party hereunder have been completely performed and any amounts, if any, owed hereunder from the Authority have been indefeasibly paid in full;

                           (b) Grantees. The grantee(s) of the waiver are the
Trustee and the L/C Provider, together with its successors and assigns hereunder;

                           (c) Scope. The scope of the waiver applies to all
Permitted Claims;

                           (d) Property and Funds. The only assets or rights
against which any award, judgment or other order for relief arising from this waiver may be enforced are "Authority Assets" as defined in the "Ordinance of the Picayune Rancheria Establishing and Governing the Chukchansi Economic Development Authority," as amended by an amendment thereto adopted on July 13, 2002 by Resolution No. 2002-27 of the Tribe's Tribal Counsel ("Tribal Counsel"), and an amendment thereto adopted on July 30, 2002 by Resolution No. 2002-37, whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Tribal Party in compliance with the Senior Notes shall, upon transfer, no longer constitute Authority Assets;

                           (e) Jurisdictions. The courts with jurisdiction
with respect to the Permitted Claims are the Applicable Courts (as defined in Section 16.2 below) (subject to the obligation of each Tribal Party to submit to arbitration as provided herein); and

                           (f) Governing Law. The law applicable to the waiver
and the Permitted Claims shall be the internal laws of the State of New York, except where application of the uniform commercial code of the State of New York will not recognize a lien and the perfection of a lien on any Authority Assets as security for any performance of a Tribal Party hereunder, and the uniform commercial code of the Tribe will recognize the lien or the perfection of the lien, in which case the law of the Tribe, as applicable, that recognizes the lien and perfection shall apply.

                  16.2 Designation of Applicable Courts and Jurisdictions. Each Tribal Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section 16.1 above (the "Applicable Courts"): (a) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (b) any court of the State of New York, and all courts to which any appeal therefrom may be available; (c) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available; and (d) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

                  16.3 Additional Waivers as to Tribal Courts. Each of the Tribal Parties hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (d) of Section 16.2 above. Each of the Tribal Parties unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

                  16.4 Agreement not to Contest. In connection with any Permitted Claim, each of the Tribal Parties agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

                  16.5 Arbitration. All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 16.5. Notwithstanding any other provision of this Section 16, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority.

                           (a) Commencement of Proceedings. An arbitration
proceeding may be commenced only by the Tribe, the Authority, the Trustee, or to the extent remedies may be enforced directly by a Holder, by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

                           (b) Qualification of Arbitrators. No person shall
be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement or the Collateral Documents. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

                           (c) Discovery. Any party shall be permitted to
engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

                           (d) Hearing. The hearing on the arbitration shall
be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

                           (e) Enforcement. Proceedings to enter judgment
upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed (a) by the Federal Arbitration Act, if the matter will be heard in federal court, or (b) by the applicable state arbitration code, if the matter will be heard in state court, and (c) by the tribal arbitration code adopted by Resolution No. 2001-34 of the Tribal Council, as amended by an amendment thereto adopted on July 30, 2002 by Tribal Council Resolution No. 2002-39, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

                           (f) Prohibition on Punitive Damages. Each party
hereto agrees that each party has equal bargaining power and that each has freely entered into this Agreement after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

                           (g) Validity of Arbitration Provisions. Each party
hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

                           (h) Full Faith and Credit. The Tribal Parties and
the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 16.5, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section
16. The Tribal Parties agree that judgment enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject of arbitration under this Section 16.5.

                  16.6 Non-Impairment. Neither any Tribal Party nor any of its Affiliates will: (a) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (b) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

         17. Miscellaneous Provisions.

                  17.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

                  17.2 Severability. In case any provision in the Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  17.3 Tables of Contents, Headings, etc. The Table of Contents and Headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

                  17.4 Counterparts, Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  17.5 Time. Time is of the essence of this Agreement.

                  17.6 Amendments; Waivers; Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Authority therefrom, shall in any event be effective without the written concurrence of the Authority and the Trustee.

                  17.7 Entire Agreement. This Agreement, together with the Indenture, the Intercreditor Agreement and the Collateral Documents, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. This Agreement supercedes all oral negotiations and prior writings in respect of the subject matter hereof.

                  17.8 Attorneys' Fees. In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, unless the Authority is the prevailing party, the Authority shall indemnify the Trustee for its reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

                  17.9 Authority Authorization. The Authority hereby authorizes and empowers the Manager to execute any and all certificates, consents or other documents required by this Agreement on behalf of the Authority and any other document on behalf of the Authority reasonably requested by the Trustee in connection with this Agreement. In each case, the Authority acknowledges that such document, once executed, shall be binding on the Authority as if such document had been, in fact, executed by the Authority.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                 THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:


                                 CREDIT PROVIDER GROUP, LLC


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                 U.S. BANK, N.A., as Trustee


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                 THE Picayune Rancheria of Chukchansi
                                 Indians (solely with respect to
                                 its obligations under Section 16)


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:






                                   EXHIBIT A

                     FORM OF IRREVOCABLE LETTER OF CREDIT

                            (Letterhead of Issuer)



U.S. Bank, N.A.
180 East Fifth Street
St. Paul, Minnesota  55101

RE:        Irrevocable Letter of Credit No. [_________]  for U.S. $15,000,000

Ladies and Gentlemen:

           1. At the request of and for the account of Credit Provider Group LLC, a Delaware limited liability company ("L/C Provider"), we hereby issue our irrevocable Letter of Credit No. ______ (the "Letter of Credit") in favor of U.S. Bank, N.A., a national banking association ("Trustee"), as trustee under the Indenture dated October 8, 2002 between Trustee and the Chuckchansi Economic Development Authority.

           2. Trustee is hereby irrevocably authorized to draw on us, from time to time prior to the Termination Date, an aggregate amount not to exceed Fifteen Million U.S. Dollars (U.S. $15,000,000), as such amount may be reduced from time to time hereunder (the "Stated Amount") as follows:

           (a) Trustee may draw upon this Letter of Credit by presenting to us this original Letter of Credit and a certificate in the form attached hereto as Exhibit "A-1" completed in accordance with the instructions contained in such form and purporting to be executed by an officer of the Trustee.

           (b) Trustee may draw upon this Letter of Credit by presenting to us this original Letter of Credit and a certificate in the form attached hereto as Exhibit "A-2" completed in accordance with the instructions contained in such form and purporting to be executed by an officer of the Trustee.

           (c) Trustee may draw upon this Letter of Credit by presenting to us this original Letter of Credit and a certificate in the form attached hereto as Exhibit "A-3" completed in accordance with the instructions contained in such form and purporting to be executed by an officer of the Trustee.

           3. We shall have no duty or right to inquire as to the basis upon which Trustee has determined to present to us this Letter of Credit and the accompanying certificates. We shall be entitled to rely and shall rely solely upon this Letter of Credit and any certificate presented to us at the time of a draw and shall be under no duty to nor shall we under any circumstances whatsoever inquire into the terms of any contract, the contents of any certificate or any other circumstances, matters or documents.

           4. All drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored up to the Stated Amount upon delivery of documents as specified if presented at our offices located at 452 Fifth Avenue, New York, New York, Attention: Letter of Credit Department. Presentation at or before 9:30 a.m. of any day other than a Saturday, Sunday or other day on which all commercial banks in New York, New York are authorized or required to be closed ("Banking Day") shall result in payment to the Trustee on the same day. Presentation after 9:30 a.m. on a Banking Day, or at any time on any day other than a Banking Day, shall result in payment to the Trustee on the next Banking Day. We hereby waive any right that we may otherwise have to delay payment to a later day. If any document presented in connection with this Letter of Credit does not in our opinion conform to the terms and conditions hereof, we will advise the Trustee of the same in writing via facsimile to [ ] or such other facsimile number as the Trustee shall advise us in writing within one Banking Day after presentation hereof and we shall give the reasons for such non-conformance. We shall hold the Letter of Credit and any documents presented therewith at the Trustee's disposal, and shall return such documents upon the written request of the Trustee.

           5. Partial drawings are permitted, and this Letter of Credit shall, except to the extent reduced thereby, survive any partial drawings. The Stated Amount shall be reduced by the amount of any drawing hereunder. Amounts drawn and paid hereunder shall not be subject to reinstatement.

           6. All amounts drawn in compliance with the terms and conditions of this Letter of Credit will be transferred by wire transfer, as applicable into account number [Account Number] in [Name of Bank] ABA No. [ABA Number], [City of Bank], [State of Bank].

           7. This Letter of Credit is effective on the date hereof and shall expire and become null and void on the earliest of (i) 5:00 p.m. (New York City time), October 8, 2003 (the "Expiration Date"); (ii) payment of the full amount available hereunder by us under the Letter of Credit to the Trustee upon a drawing hereunder; or (iii) surrender of this Letter of Credit to us by the Trustee for cancellation (any of the events described in (i), (ii) or (iii) being referred to as the "Termination Date"). It is a condition of this Letter of Credit that the Expiration Date shall be deemed automatically extended without amendment for an additional period(s) of one (1) year from the present or any future Expiration Date, unless sixty (60) days prior to any such Expiration Date we shall notify the Trustee by registered mail or overnight courier at the above address that we elect not to consider this Letter of Credit extended for any such additional one year period. In any event and notwithstanding our failure to send any notice to the Trustee, the final Expiration Date of this Letter of Credit will be not later than October 8, 2009.

           8. Any notice to the Trustee in connection with this Letter of Credit shall be in writing and shall be delivered by hand with receipt acknowledged, or by certified mail (return receipt requested), to the Trustee at the address shown above, (or to such other address for any such notices as Trustee may hereafter specify in a written notice delivered to the undersigned). Any amendment reducing the Stated Amount of this Letter of Credit or otherwise limiting or impairing Trustee's rights hereunder shall not be effective unless consented to in writing by Trustee.

           9. This Letter of Credit is transferable in its entirety (but not in part) to a transferee of the Trustee, specified in the transfer certificate hereinbelow referred to, upon presentation to us of this original Letter of Credit accompanied by a transfer certificate in the form attached hereto as Exhibit B-1; provided, this Letter of Credit shall not be transferred if any such transfer would violate any governmental rule, order or regulation applicable to us.

           10. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018, Attention: Letter of Credit Department, specifically referred to this Letter of Credit by number.

           11. This Letter of Credit is governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce ("UCP") and, as to matters not governed by the UCP, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York, including the Uniform Commercial Code of the State of New York, to the extent not inconsistent therewith. Any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York or the federal courts of the United States of America located in the Southern District of New York, and, by execution and delivery of this Letter of Credit, we hereby accept and submit, generally and unconditionally, to the jurisdiction of the above said courts and by your acceptance hereof, you hereby agree to bring any such actions exclusively in such courts. We and the Trustee hereby irrevocably waive any objection to the laying of venue or based upon the grounds of forum non conveniens which we and the Trustee may now or hereafter have to the bringing of such legal action or proceeding in such jurisdiction. We and the Trustee hereby irrevocably waive any and all right to trial by jury in any legal action or proceeding relating to this Letter of Credit.

           12. This Letter of Credit shall be irrevocable unless its revocation is consented to, in writing, by the Trustee.

           13. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates referred to herein and the UCP, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and the UCP.

                                             Very truly yours,

                                             HSBC Bank USA
                                             By:     __________________________
                                             Name:   __________________________
                                             Title:  __________________________
                                                       [AUTHORIZED SIGNATORY]





                                   EXHIBIT B

                         FORM OF LETTER OF CREDIT NOTE


THIS NOTE AND THE RIGHTS OF THE L/C PROVIDER OR ANY OTHER HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE LETTER OF CREDIT DRAWDOWN AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE TRUSTEE, THE HOLDERS (AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES.

THIS NOTE AND THE RIGHTS OF THE L/C PROVIDER OR ANY OTHER HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE SENIOR NOTES TRUSTEE, THE SENIOR NOTE HOLDERS, THE SENIOR SUBORDINATED PIK NOTES HOLDER (EACH AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON THE REQUEST OF THE L/C PROVIDER OR ANY OTHER HOLDER OF THIS NOTE, THE AUTHORITY SHALL MAKE AVAILABLE TO THE L/C PROVIDER OR ANY OTHER HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE, (II) THE AMOUNT OF ORIGINAL ISSUED DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, AND (IV) THE YIELD TO MATURITY OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE MANAGER AT 916-387-6317.

$__0______                                                   October 8, 2002



1. Principal. For value received, the Chukchansi Economic Development Authority, a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Authority"), unconditionally promises to pay, in cash, to the order of Credit Provider Group, LLC, a Delaware limited liability company ("L/C Provider"), in the manner and at the place hereinafter provided in Section 3 hereof, up to $15,000,000 on September 15, 2009. The outstanding principal amount of this Note shall equal the amount loaned to the Authority from time to time pursuant to the Letter of Credit Drawdown Agreement (the "Letter of Credit Drawdown Agreement"), dated as of October 8, 2002, among L/C Provider, the Authority, the Tribe (solely with respect to its obligations under Section 16 thereto) and U.S. Bank, N.A. (together with its successors and assigns thereunder, the "Trustee") together with any accrued and unpaid Interest added to the principal amount hereof pursuant to Section 2 hereof.

2. Interest.

                  2.01 Fixed Interest.

                  (a) Fixed Interest on the unpaid principal amount of this Note outstanding from time to time shall accrue at a rate of 17% per annum from the date hereof until September 15, 2009 and, except as set forth in this
Section 2.01(a) and Section 3.02 hereof, shall not be payable until October 8, 2009. Fixed Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The outstanding principal amount of this note shall increase on each April 1 and October 1 (each, an "Interest Payment Date") of each year beginning on April 1, 2003, or if any such day is not a Business Day, on the preceding Business Day, by an amount equal to the Fixed Interest accrued thereon from and including the immediately preceding Interest Payment Date, or, if none have occurred, since the date of original issuance, to, and including, such Interest Payment Date unless such Fixed Interest is paid in cash pursuant to the following sentence of this Section 2.01(a). If, on any Interest Payment Date after the Initial Operating Date, the Release Condition has been satisfied, the Authority shall pay, in cash, the amount of Fixed Interest that has accrued on this Note since the immediately preceding Interest Payment Date to, but not including, such Interest Payment Date in arrears in compliance with Section 3 hereof.

                  2.02 Contingent Interest. Contingent Interest shall accrue on the unpaid principal amount hereof on and after the Initial Operating Date. Contingent Interest shall be calculated to accrue (each an "Accrual Period") as follows:

                           (i) in the case of the First Accrual Period, from,
                  and including, the Initial Operating Date to, and including:

                                    a) the end of the First Accrual Period if the principal amount of this Note has not become due and payable; or

                                    b) the date of payment if the principal
                                    amount of this Note has become due and
                                    payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise;

                           (ii) in the case of each Semiannual Period
                  following the First Accrual Period from, but excluding, the end of the First Accrual Period or the end of the immediately preceding Semiannual Period, as applicable, to, and including, the end of each such Semiannual Period if the principal amount of this Note has not become due and payable during such period; and

                           (iii) in the case of any Interim Period following
                  the First Accrual Period from, but excluding, the end of the First Accrual Period or most recent Semiannual Period, as applicable, to, and including, the date of payment if the principal amount of this Note has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

On each Interest Payment Date after the First Accrual Period, Contingent Interest with respect to the Accrual Period completed immediately prior to that Interest Payment Date shall be in cash; provided, however, that, except as set forth in Section 3.02 hereof, Contingent Interest shall be deferred and shall not be paid unless and until the Authority has satisfied the Release Condition on such Interest Payment Date; provided, however, that the Authority shall not make any payments on an Interest Payment Date unless all amounts due and payable with respect to the Senior Notes on such Interest Payment Date and all prior Interest Payment Dates have been paid in full in cash. If, on any Interest Payment Date after the First Accrual Period, the Authority has not satisfied the Release Conditions, the Contingent Interest which otherwise would have been payable on such Interest Payment Date shall be deferred and shall earn interest on such deferred amount from the date of such deferral to the date such Contingent Interest is paid, at an interest rate of 1.0% per annum. Contingent Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If the Release Condition has been met on any Interest Payment Date, the Authority shall pay, in addition to the Contingent Interest otherwise payable on such Interest Payment Date, all deferred Contingent Interest (together with interest on such Contingent Interest as provided in this Note); provided, however, that to the extent any amounts loaned from the Contingent Interest Account to the Manager under the Management Fees Note (as defined in the Cash Accumulation Account and Contribution Agreement) are outstanding, such deferred Contingent Interest amounts shall continue to be deferred and shall not be payable until such time the Management Fees Note is repaid in full. If any amounts remain outstanding under the Management Fees Note on the maturity date of this Note, the corresponding amount of Contingent Interest will be cancelled.

3.       Payments

         3.01. Payments of Principal and Interest. All payments of principal and Interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to L/C Provider. All payments in respect of this Note must be received by L/C Provider prior to 12:00 noon, New York City time, on the Business Day on which such payment is due pursuant to the terms of this Note.

         3.02. Payments for Taxes. Notwithstanding anything to the contrary herein, within five days following each Quarterly Payment Date, the Authority shall make a cash payment to L/C Provider with respect to this Note in an amount equal to the excess of (A) the Minimum Tax Payment Amount over (B) the sum of (x) the cumulative amount of cash payments with respect to Fixed Interest or Contingent Interest pursuant to Section 2 hereof, for this Note and (y) the cumulative amount of cash payments previously made pursuant to this Section 3.02. Any payments made pursuant to this Section 3.02, shall be treated as payments of accrued Interest with respect to this Note and shall reduce, as applicable, the accrued Fixed Interest and Contingent Interest with respect to this Note.

         3.03. Subordination. Payments under the Note shall be made only as and when such payments are permitted under the Letter of Credit Drawdown Agreement and the Intercreditor Agreement. Each holder of this Note shall be subject to, and shall comply with, the obligations of L/C Provider under the Letter of Credit Drawdown Agreement and the Intercreditor Agreement.

4.       Prepayment

         4.01 Optional Prepayment. At any time after October 1, 2006, the Authority may redeem all or a part of the Note upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest thereon on the portion of the Note redeemed through and including the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

           Year                                            Percentage
           2006............................................ 108.500%
           2007............................................ 104.250%
           2008............................................ 100.000%

provided, that after any such redemption there is at least the Required Accumulation Amount in cash and Cash Equivalents remaining in the Cash Accumulation Account.

5.       Covenants.

         5.01 Payment of this Note. The Authority shall pay or cause to be paid the principal, premium, if any, and Interest on this Note on the dates and in the manner provided in this Note. If Interest payable on this Note includes Contingent Interest, the Authority shall provide a calculation of such Contingent Interest in reasonable detail to L/C Provider in the form of an Officer's Certificate at the time of payment thereof.

         5.02 Stay, Extension and Usury Laws. The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Note; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to L/C Provider, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         5.03 United States Federal Income Tax Reporting. The parties hereto acknowledge that this Note is subject to regulations governing contingent payment debt instruments set forth in Treasury Regulation section 1.1275-4 (the "Contingent Debt Regulations") and agree to be bound by the L/C Provider's application of the Contingent Debt Regulations.

6.       Defaults and Remedies.

         6.01 An Event of Default shall occur if:

         (1) The Authority defaults in the payment when due of Interest (including amounts due under the "Payments for Taxes" provision hereof) on this Note and such default continues for a period of 30 days;

         (2) The Authority defaults in the payment when due of principal of, or premium, if any, on this Note when the same becomes due and payable at maturity, upon redemption or otherwise; and

         (3) An Event of Default occurs and is continuing under the Indenture unless such Event of Default on the Indenture is waived or rescinded.

         6.02 Acceleration. If any Event of Default occurs and is continuing, all amounts outstanding under this Note shall be due and payable immediately without further action or notice. L/C Provider may by written notice to the Authority rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, Interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority then had elected to prepay this Note pursuant to
Section 4 hereof, then, upon acceleration of this Note, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Note to the contrary notwithstanding. If an Event of Default occurs prior to October 8, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of this Note prior to October 8, 2006, then the premium specified in Section 4 will also become immediately due and payable to the extent permitted by law upon the acceleration of this Note.

         6.03 Other Remedies. If an Event of Default occurs and is continuing, L/C Provider may pursue any available remedy to collect the payment of principal or accreted value, as applicable, premium, if any, and Interest on this Note or to enforce the performance of any provision of this Note. A delay or omission by L/C Provider in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         6.04 Waiver of Past Defaults. L/C Provider may waive an existing Default or Event of Default and its consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         6.05 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Note, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6 does not apply to a suit by L/C Provider.

10.      Definitions.

         Defined terms used herein but not otherwise defined shall have the meaning set forth in the Letter of Credit Drawdown Agreement.

         "Accrual Period" has the meaning ascribed thereto in Section 2.02 hereof.

         "Adjustment Event" means any adjustment by the Internal Revenue Service (or state or local tax authority) in respect of any income inclusion arising from or attributable to this Note by a holder of this Note which adjustment becomes a final "determination" under section 1313 of the Code (or similar state or local tax law).

         "Applicable Income Tax Rate" means an amount equal to the sum of (1) the highest marginal Federal income tax rate applicable to an individual plus
(2) an amount equal to the sum of the highest marginal state and local income tax rates applicable to any individual resident in New York, New York multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

         "Business Day" means any day other than a Legal Holiday.

         "Cash Accumulation Account Contribution Agreement" has the meaning ascribed thereto in the Indenture.

         "Contingent Interest" has the meaning ascribed thereto in the Subordinated PIK Note Indenture (as defined in the Indenture).

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Event of Default" has the meaning ascribed thereto in Section 6.01 hereof.

         "First Accrual Period" means the period beginning on the Initial Operating Date through and including next June 30 or December 31, as applicable.

         "Fixed Interest" means all amounts of fixed interest payable on this Note.

         "Indenture" means the Indenture dated as of the date hereof between the Authority and U.S. Bank, N.A., as trustee, relating to the Senior Notes.

         "Initial Operating Date" has the meaning ascribed thereto in the Indenture.

         "Intercreditor Agreement" has the meaning ascribed thereto in the Indenture.

         "Interest" means Fixed Interest and Contingent Interest, if any.

         "Interest Payment Date" has the meaning ascribed thereto in Section
2.01 hereof.

         "Interim Period" means any period, other than the First Accrual Period that begins on any January 1 and ends before the next June 30 and any period that begins on any July 1 and ends before the next December 31.

         "L/C Provider" has the meaning set forth in Section 1.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "Letter of Credit Drawdown Agreement" has the meaning set forth in
Section 1.

         "Minimum Tax Payment Amount" means, as determined by the Tax Amounts CPA, an amount equal to the product of (A) the cumulative amount of income on this Note, for the period commencing with the date hereof and continuing to and including the applicable Quarterly Payment Date taking into account the True-up Amount and (B) the Applicable Income Tax Rate. For purposes of calculating the "Minimum Tax Payment Amount", the income described in clause
(A) above that is attributable to any particular taxable year shall be multiplied by the Applicable Income Tax Rate prevailing for such year.

         "Pay-in-Kind Notes" means the Pay-in-Kind Notes due 2009 with Contingent Interest issued on the date hereof by the Authority.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock Authority, trust, unincorporated organization, limited liability Authority, government or any agency or political subdivision thereof or any other entity.

         "Quarterly Payment Date" has the meaning ascribed thereto in the Indenture.

         "Release Condition" has the meaning ascribed thereto in the Letter of Credit Drawdown Agreement.

         "Semiannual Period" means each period following the First Accrual Period that begins on January 1 and ends on the next June 30 or each period that begins on July 1 and ends on the next December 31, as applicable.

         "Senior Notes" has the meaning ascribed thereto in the Letter of Credit Drawdown Agreement.

         "Tax Amounts CPA" means any nationally recognized independent public accounting firm jointly selected by the Trustee and the Authority.

         "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the amount described in Section 3.02(B) hereof actually paid in respect of such taxable year and (2) the Minimum Tax Payment Amount permitted to be paid in respect of such taxable year, provided, however, that if there is an Adjustment Event, clause (1) will mean the amount described in Section 3.02(B) hereof, as adjusted by the aggregate True-up Amounts and clause (2) will mean the Minimum Tax Payment Amount as adjusted to take into account the results of the Adjustment Event. Within forty-five days following the immediately preceding calendar year or within ten days of an Adjustment Event, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to a holder of this Note, the Minimum Tax Payment Amount payable on the immediately following Quarterly Payment Date after payment of any accrued and unpaid interest on the notes shall be increased by such True-up Amount. If the available cash is not sufficient to pay the Minimum Tax Payment Amount payable on the Quarterly Payment Date, the amount unpaid shall be carried over and increase the Minimum Tax Payment Amount payable on the following Quarterly Payment Date. In the case of a True-up Amount due to the Authority, the amounts payable on the immediately following Quarterly Payment Date shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Minimum Tax Payment Amount shall be applied to reduce the immediately following Minimum Tax Payment Amount until such True-up Amount is entirely offset.

         "Trustee" has the meaning set forth in Section 1.

11.      Miscellaneous.

         11.01 Notices. Any notice or communication by L/C Provider or Authority to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to L/C Provider:

          Credit Provider Group, LLC
          7915 Folsom Boulevard
          Sacramento, California 95826-2611
          Attention: President
          Telephone: (916) 387-6317
          Facsimile:  (916) 387-7458

          If to the Authority:

          The Chukchansi Economic Development Authority
          46575 Road 417
          Coarsegold, California  93614
          Attn:
          Telephone:
          Facsimile:  (559) 642-4075

         The L/C Provider or the Authority, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         11.03 No Personal Liability. None of the Authority or any past, present or future officer or office holder, employee, agent, representative, member of the Authority, as such, shall have any liability for any obligations of the Authority under this Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting this Note, L/C Provider waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

         11.04 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

         11.05 No Adverse Interpretation of Other Agreements. This Note may not be used to interpret any other indenture, loan or debt agreement of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Note.

         11.06 Assignment. The Authority may not sell, assign or transfer any of its rights or obligations under this Note.

         11.07 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11.08 Counterpart Originals. The parties may sign any number of copies of this Note. Each signed copy shall be an original, but all of them together represent the same agreement.

         11.09 Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and shall in no way modify or restrict any of the terms or provisions hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered as of the day and year first above written.

                                            THE CHUKCHANSI ECONOMIC
                                            DEVELOPMENT AUTHORITY


                                            By:________________________________
                                            Name:
                                            Title:

                                            CREDIT PROVIDER GROUP, LLC


                                            By:________________________________
                                            Name: